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
Logo  American           1 Corporate Drive                      Group Annuity Application
      Skandia Life       P.O. Box 883                           for Participant              Group ID#  008-Navigator
                         Shelton, CT 06484-0883
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1.    Participant(Applicant)                                          3.    Annuitant(if other than Participant)
      Name                                                            Name
      Address                                                         Address

      Sex   Male  Female  Date of Birth                               Sex  Male  Female  Date of Birth
      Social Security/Tax I.D. No. 123-45-6789                        Social Security/Tax I.D. No.
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2.    Co-Participant(if applicable)                                   4.    Contingent Annuitant(if applicable)
      Name                                                            Name
      Address                                                         Address

      Sex Male Female  Date of Birth                                  Sex Male Female  Date of Birth
      Social Security/Tax I.D. No.                                    Social Security/Tax I.D. No.
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5.  Beneficiary  Designation  (The  Participant  reserves  the  right  to  change  the Beneficiaries unless indicated in No. 11.)
                     Primary Beneficiary                                               Contingent Beneficiary
      Name                Relationship to Participant                      Name            Relationship to Participant

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6.    Initial Premium                                           -------------------------------------------------------------------
      $                                                          9.    Type of Plan
      Type of Payment X Check/Wire   1035 Exchange
       Trustee-to-Trustee Transfer                                     Non-qualified  Qualified (indicate plan type):
                                                                       IRA   SEP/IRA   IRA Rollover   401k   403b
                                                                       Other
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7.    Investment Selection                                      10.   Replacement
      (Indicate your investment allocation below.  Please use         Is this annuity intended to replace (in whole or in part)
      only whole number percentages.  They must total 100%.)          an existing life insurance or annuity?   Yes  X No
      Variable Investment Options (if applicable)                     (If yes, please indicate carrier, contract no. and
                                                     %                approximate premium amount in No. 11)
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                                                     %          11.   Special Instructions
                                                     %                 Allinace Navigator
                                                     %
      Fixed Investment Options (if applicable)
           YR         %              YR         %
           YR         %              YR         %
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8.    Amendments to the Application(Home office use only).      12.   Statement of Additional Information
                                                                        Yes.  Please send me a statement of additional information.
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Agreement-I/We  represent  to the  best  of  my/our  knowledge  and  belief  the statements  made in this  application  are true and complete;  including,  under penalty of  perjury,  the Social  Security  or Tax ID  numbers  provided.  It is indicated and agreed that the only  statements  which are to be construed as the basis  of the  contract  are  those  contained  in  this  application  or in any amendment to this application.  I/WE HAVE ALSO RECEIVED A COPY OF THE PROSPECTUS
AND I/WE UNDERSTAND THAT: (A) ANNUITY PAYMENTS OR SURRENDER  VALUES,  WHEN BASED
ON THE  INVESTMENT  EXPERIENCE  OF THE  SEPARATE  ACCOUNT,  ARE VARIABLE AND NOT
GUARANTEED AS TO A DOLLAR  AMOUNT;  AND (B) ALL PAYMENTS AND VALUES BASED ON THE
FIXED ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, THE OPERATION OF
WHICH MAY RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT.


Signatures
Participant(s) X
Proposed Annuitant (if other  than  Participant)  X
Dated  at  (location)           Date
Signature of Agent X         Agent Name (please print)
Name and Address of Firm
Agent Report
Do you have any reason to believe  that the  contract  applied for is to replace
existing annuities or life insurance? Yes    No
GPAA-12-94